UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 23, 2019

Menlo Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

200 Cardinal Way, 2nd Floor

Redwood City, California 94063

(Address of principal executive offices, including ZIP code)

(650) 486-1416

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

Effective April 23, 2019, Menlo Therapeutics Inc. (the “Company”) entered into a First Amendment to Sublease with Relypsa, Inc., as sublessor (the “First Amendment”), amending the Company’s sublease with Relypsa, dated September 19, 2017, and filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1, dated December 28, 2017. The First Amendment was signed by the Company and Relypsa on April 12, 2019, and made effective on April 23, 2019, upon receipt of the written consent of the landlord, HCP LS Redwood City, LLC. Pursuant to the First Amendment, the term of the Company’s lease of its principal executive offices at 200 Cardinal Way, Redwood City, California, was extended for an additional nine months, from March 31, 2020 to December 31, 2020. The base rent during the extended term will be $59,253.78 per month.

The foregoing description of the material terms of the First Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to Sublease, dated April 12, 2019, by and between the Company and Relypsa, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Menlo Therapeutics, Inc.

/s/ Kristine Ball
Date: April 24, 2019	By: Kristine Ball
Senior Vice President, Corporate Strategy and
Chief Financial Officer